UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 29, 2010

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment to our current report on Form 8-K that we filed on September 30, 2010 (the “Initial Form 8-K”) to report the closing of our acquisition of Jetcast, Inc.  The information included in Items 2.01, 3.02 and 9.01 of the Initial Form 8-K is incorporated herein by reference.  We are filing this Form 8-K/A to amend the Initial Form 8-K to include the audited financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The following audited financial statements of Jetcast, Inc. are being filed with this report as Exhibit 99.1:

Report of Independent Registered Public Accounting Firm

Balance Sheets as of June 30, 2010, December 31, 2009, December 31, 2008 and December 31, 2007

Statements of Operations for the six months ended June 30, 2010, and the years ended December 31, 2009, December 31, 2008 and December 31, 2007

Statements of Shareholders Equity as of June 30, 2010, December 31, 2009, December 31, 2008 and December 31, 2007

Statements of Cash Flows for the six months ended June 30, 2010 and the years ended December 31, 2009, December 31, 2008 and December 31, 2007

Notes to Financial Statements

(b) Pro Forma Financial Information.

The following pro forma financial information is being filed with this report as Exhibit 99.2:

Pro Forma Balance Sheets as of June 30, 2010

Pro Forma Statements of Operations for the Year Ended December 31, 2009 and the Six Months Ended June 30, 2010

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only.  The pro forma data is not necessarily indicative of our financial position or what our results of operations actually would have been had we completed the acquisition as of the dates indicated.  In addition, the unaudited pro forma condensed financial information does not purport to project the future financial position or operating results of the consolidated company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

By: /s/ Thomas Banks
Thomas Banks
Chief Financial Officer
Date:  December 8, 2010

 3